Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statements No. 2-77590, No. 2-95258, No. 033-00661, No. 33-51257, No. 033-63859, No. 333-09851, No. 333-48423, No. 333-54560, No. 333-105527 and No. 333-130382 each on Form S-8 of our report on the financial statements and financial statement schedule of Liz Claiborne, Inc. and subsidiaries (“the Company”) dated February 28, 2007, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” as revised, effective July 3, 2005, and our report dated February 28, 2007, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Liz Claiborne, Inc. and subsidiaries for the fiscal year ended December 30, 2006.
/s/ Deloitte & Touche LLP
New York, New York
February 28, 2007